Exhibit 99.1

Health Care Property Investors, Inc. Completes Merger with CNL Retirement Properties, Inc.

Business Editors/Real Estate Writers

LONG BEACH, Calif.—(BUSINESS WIRE)—Oct. 5, 2006—Health Care Property Investors, Inc. (NYSE:HCP), the nation’s largest healthcare real estate investment trust (REIT), announced today the closing of the merger of CNL Retirement Properties, Inc. (CRP) with a wholly owned subsidiary of HCP for an aggregate consideration of approximately $5.3 billion. In the merger, each share of CRP common stock has been converted into the right to receive a cash payment of $11.1293 and 0.0865 of a share of HCP common stock, and HCP assumed or refinanced approximately $1.7 billion of CRP’s outstanding debt. Simultaneously, a subsidiary of HCP also merged with CNL Retirement Corp., the external advisor to CRP.

HCP also announced today that, in connection with the completion of the merger, it closed on new bridge, term and revolving credit facilities providing for aggregate borrowings of up to $3.4 billion with a syndicate of banks for which Bank of America, N.A. acted as administrative agent and Bank of America Securities LLC and UBS Securities LLC acted as joint lead arrangers.

As of today, HCP owns the nation’s largest portfolio of independent and assisted living communities, healthcare facilities and medical office buildings. As a result of the transaction, HCP will have enhanced scale, financial resources and operating flexibility to capitalize on investment opportunities in one of the nation’s most attractive industries.

About Health Care Property Investors, Inc.

Health Care Property Investors, Inc., headquartered in Long Beach, Calif., is a self-administered real estate investment trust that invests directly or through joint ventures in healthcare facilities. As of June 30, 2006, HCP’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 534 properties in 42 states and consisted of 143 senior housing facilities, 182 medical office buildings, 29 hospitals, 155 skilled nursing facilities and 25 other healthcare facilities. Giving effect to the CRP merger, as of June 30, 2006, HCP’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 807 properties in 44 states and consisted of 327 senior housing facilities, 271 medical office buildings, 29 hospitals, 155 skilled nursing facilities and 25 other healthcare facilities. For more information on Health Care Property Investors, Inc. visit HCP’s website at www.hcpi.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include statements regarding enhanced scale, financial resources and operating flexibility, implementation and execution of HCP’s strategies and expected future growth for HCP and the prospects generally of HCP, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These include risks and uncertainties with respect to the ability of HCP to integrate the acquired companies or to preserve the goodwill of the acquired companies; the ability to achieve benefits from the mergers; competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; HCP’s ability to acquire, sell or lease facilities or to enter into joint ventures with respect to facilities and the timing of acquisitions, sales and leasings and of joint ventures; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of HCP’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of HCP’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.

CONTACT: Health Care Property Investors, Inc.
Mark A. Wallace, Senior Vice President
- Chief Financial Officer and Treasurer, 562-733-5100